Exhibit 99.01
Cadence Reports Second Quarter 2022 Financial Results
SAN JOSE, Calif. — July 25, 2022 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the second quarter of 2022.

Cadence reported second quarter 2022 revenue of $858 million, compared to revenue of $728 million for the same period in 2021. On a GAAP basis, Cadence achieved operating margin of 33 percent and recognized net income of $187 million, or $0.68 per share on a diluted basis, in the second quarter of 2022, compared to operating margin of 25 percent and net income of $156 million, or $0.56 per share on a diluted basis, for the same period in 2021.

Using the non-GAAP measures defined below, operating margin for the second quarter of 2022 was 42 percent and net income was $298 million, or $1.08 per share on a diluted basis, compared to operating margin of 39 percent and net income of $238 million, or $0.86 per share on a diluted basis, for the same period in 2021.

“This quarter’s outstanding results are a testament to Cadence’s relentless focus on innovation and continued strong execution by the Cadence team,” said Anirudh Devgan, president and chief executive officer. “Our strong performance is emblematic of the megatrends of the long-term strength of semis, systems companies investing more in silicon, and the convergence of system and chip designs. We are delighted with the pivotal role our technology portfolio plays in our customers’ successes and are especially excited by the pending acquisition of OpenEye Scientific, which will accelerate our Intelligent System Design strategy and extend our computational software competency to the life sciences market.”

“We delivered another quarter of strong financial results with double-digit growth across all product categories,” said John Wall, senior vice president and chief financial officer. “I am pleased that we exceeded all key operating metrics for the quarter, allowing us to raise our full year outlook.”
CFO Commentary
Commentary on the second quarter 2022 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the third quarter of 2022, the company expects total revenue in the range of $860 million to $880 million. Third quarter GAAP operating margin is expected to be in the range of 26 percent to 27 percent and GAAP net income per diluted share is expected to be in the range of $0.58 to $0.62. Using the non-GAAP measures defined below, operating margin is expected to be in the range of 37 percent to 38 percent and net income per diluted share is expected to be in the range of $0.94 to $0.98.
For fiscal year 2022, the company expects total revenue in the range of $3.470 billion to $3.510 billion. On a GAAP basis, operating margin for 2022 is expected to be in the range of 29.25 percent to 30.25 percent and GAAP net income per diluted share for 2022 is expected to be in the range of $2.59 to $2.65. Using the non-GAAP measures defined below, operating margin for 2022 is expected to be in the range of 39.25 percent to 40.25 percent and net income per diluted share for 2022 is expected to be in the range of $4.06 to $4.12.
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use this normalized non-GAAP tax rate through fiscal 2025 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
A schedule showing reconciliations of the business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, is included in this release.

Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the second quarter 2022 financial results audio webcast today, July 25, 2022, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 25, 2022 at 5 p.m. (Pacific) and ending September 16, 2022 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For eight years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at www.cadence.com.

© 2022 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
This document includes forward-looking statements which are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations, inflation rates and Cadence’s ability to access capital and debt markets; (vii) the acquisition of OpenEye Scientific or other companies, businesses or technologies or the failure to successfully integrate and operate OpenEye Scientific, Future Facilities or other acquired companies, businesses or technologies; (viii) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (ix) the effects of any litigation, regulatory or other proceedings to which Cadence is or may become a party; and (x) the duration, severity, volatility and effects of the COVID-19 pandemic and containment measures on Cadence, its employees, and its suppliers and customers, which may also have the effect of heightening the other risks described in this paragraph. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	July 2, 2022	July 3, 2021
	(unaudited)
GAAP operating margin as a percent of total revenue	33%	25%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	7%	7%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	1%
Restructuring	0%	0%
Non-qualified deferred compensation expenses (credits)	(1)%	0%
Special charges*	0%	4%
Non-GAAP operating margin as a percent of total revenue	42%	39%

*	Q2 2021 includes costs related to a voluntary retirement program.

Net Income Reconciliation	Three Months Ended
	July 2, 2022	July 3, 2021
(in thousands)	(unaudited)
Net income on a GAAP basis	$186,920	$155,900
Stock-based compensation expense	64,270	50,518
Amortization of acquired intangibles	14,701	17,262
Acquisition and integration-related costs	8,278	5,631
Restructuring	16	(469)
Non-qualified deferred compensation expenses (credits)	(6,524)	2,411
Special charges*	—	26,832
Other income or expense related to investments and non-qualified deferred compensation plan assets**	7,610	(1,774)
Income tax effect of non-GAAP adjustments	22,551	(18,023)
Net income on a non-GAAP basis	$297,822	$238,288

*	Q2 2021 includes costs related to a voluntary retirement program.

**	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	July 2, 2022	July 3, 2021
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.68	$0.56
Stock-based compensation expense	0.23	0.18
Amortization of acquired intangibles	0.05	0.06
Acquisition and integration-related costs	0.03	0.02
Restructuring	—	—
Non-qualified deferred compensation expenses (credits)	(0.02)	0.01
Special charges*	—	0.10
Other income or expense related to investments and non-qualified deferred compensation plan assets**	0.03	(0.01)
Income tax effect of non-GAAP adjustments	0.08	(0.06)
Diluted net income per share on a non-GAAP basis	$1.08	$0.86
Shares used in calculation of diluted net income per share	275,172	278,558

*	Q2 2021 includes costs related to a voluntary retirement program.

**	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning September 16, 2022, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s third quarter 2022 earnings release is published, which is currently scheduled for October 24, 2022.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
July 2, 2022 and January 1, 2022
(In thousands)
(Unaudited)

	July 2, 2022	January 1, 2022
Current assets:
Cash and cash equivalents	$1,029,544	$1,088,940
Receivables, net	391,738	337,596
Inventories	106,372	115,721
Prepaid expenses and other	129,966	173,512
Total current assets	1,657,620	1,715,769
Property, plant and equipment, net	316,741	305,911
Goodwill	924,460	928,358
Acquired intangibles, net	215,781	233,265
Deferred taxes	802,886	763,770
Other assets	443,786	439,226
Total assets	$4,361,274	$4,386,299
Current liabilities:
Accounts payable and accrued liabilities	$437,195	$417,283
Current portion of deferred revenue	605,296	553,942
Total current liabilities	1,042,491	971,225
Long-term liabilities:
Long-term portion of deferred revenue	114,573	101,148
Long-term debt	347,999	347,588
Other long-term liabilities	230,982	225,663
Total long-term liabilities	693,554	674,399
Stockholders’ equity	2,625,229	2,740,675
Total liabilities and stockholders’ equity	$4,361,274	$4,386,299

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Six Months Ended July 2, 2022 and July 3, 2021
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Revenue:
Product and maintenance	$802,285	$687,884	$1,648,529	$1,386,938
Services	55,236	40,401	110,758	77,375
Total revenue	857,521	728,285	1,759,287	1,464,313
Costs and expenses:
Cost of product and maintenance	68,717	55,842	141,512	120,748
Cost of services	23,948	20,917	48,996	39,978
Marketing and sales	139,296	135,967	279,482	268,793
Research and development	286,597	285,227	577,492	556,219
General and administrative	51,426	40,333	100,363	80,285
Amortization of acquired intangibles	4,633	5,030	9,597	9,661
Restructuring	16	(469)	28	(746)
Total costs and expenses	574,633	542,847	1,157,470	1,074,938
Income from operations	282,888	185,438	601,817	389,375
Interest expense	(4,281)	(4,316)	(8,389)	(8,533)
Other income (expense), net	(5,962)	2,143	(10,862)	4,844
Income before provision for income taxes	272,645	183,265	582,566	385,686
Provision for income taxes	85,725	27,365	160,311	42,617
Net income	$186,920	$155,900	$422,255	$343,069
Net income per share - basic	$0.69	$0.57	$1.55	$1.25
Net income per share - diluted	$0.68	$0.56	$1.53	$1.23
Weighted average common shares outstanding - basic	271,520	273,565	272,028	273,843
Weighted average common shares outstanding - diluted	275,172	278,558	276,097	279,399

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended July 2, 2022 and July 3, 2021
(In thousands)
(Unaudited)

	Six Months Ended
	July 2, 2022	July 3, 2021
Cash and cash equivalents at beginning of period	$1,088,940	$928,432
Cash flows from operating activities:
Net income	422,255	343,069
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,690	71,799
Amortization of debt discount and fees	539	687
Stock-based compensation	123,739	103,114
(Gain) loss on investments, net	3,124	(795)
Deferred income taxes	(41,597)	1,710
Provisions for losses on receivables	133	242
ROU asset amortization and change in operating lease liabilities	1,742	(2,483)
Other non-cash items	88	183
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(64,036)	(48,016)
Inventories	367	(14,527)
Prepaid expenses and other	40,571	7,690
Other assets	14,476	6,991
Accounts payable and accrued liabilities	17,470	(14,771)
Deferred revenue	80,460	127,286
Other long-term liabilities	(5,872)	6,639
Net cash provided by operating activities	661,149	588,818
Cash flows from investing activities:
Purchases of non-marketable investments	(1,000)	—
Purchases of property, plant and equipment	(42,202)	(31,139)
Purchases of intangible assets	(750)	—
Cash paid in business combinations, net of cash acquired	(25,000)	(220,660)
Net cash used for investing activities	(68,952)	(251,799)
Cash flows from financing activities:
Payment of debt issuance costs	—	(1,285)
Proceeds from issuance of common stock	50,224	52,252
Stock received for payment of employee taxes on vesting of restricted stock	(63,544)	(78,053)
Payments for repurchases of common stock	(600,049)	(392,290)
Net cash used for financing activities	(613,369)	(419,376)
Effect of exchange rate changes on cash and cash equivalents	(38,224)	1,085
Decrease in cash and cash equivalents	(59,396)	(81,272)
Cash and cash equivalents at end of period	$1,029,544	$847,160

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2021					2022
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	46%	44%	46%	43%	45%	47%	45%
China	12%	14%	13%	12%	13%	16%	13%
Other Asia	18%	19%	18%	21%	19%	18%	18%
Europe, Middle East and Africa	18%	17%	17%	18%	17%	14%	18%
Japan	6%	6%	6%	6%	6%	5%	6%
Total	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2021					2022
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Custom IC Design and Simulation	23%	23%	23%	24%	23%	22%	23%
Digital IC Design and Signoff	27%	28%	29%	29%	29%	27%	27%
Functional Verification, including Emulation and Prototyping Hardware	26%	25%	23%	21%	24%	28%	24%
IP	14%	13%	14%	14%	13%	13%	14%
System Design and Analysis	10%	11%	11%	12%	11%	10%	12%
Total	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of July 25, 2022
(Unaudited)

	Three Months Ending October 1, 2022	Year Ending December 31, 2022
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	26% - 27%	29.25% - 30.25%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	7.7%
Amortization of acquired intangibles	2%	1.8%
Acquisition and integration-related costs	1%	0.8%
Non-qualified deferred compensation credits	0%	(0.3)%
Non-GAAP operating margin as a percent of total revenue†	37% - 38%	39.25% - 40.25%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of July 25, 2022
(Unaudited)

	Three Months Ending October 1, 2022	Year Ending December 31, 2022
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.58 to $0.62	$2.59 to $2.65
Stock-based compensation expense	0.26	0.98
Amortization of acquired intangibles	0.06	0.24
Acquisition and integration-related costs	0.02	0.10
Non-qualified deferred compensation credits	—	(0.03)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	0.04
Income tax effect of non-GAAP adjustments	0.02	0.14
Diluted net income per share on a non-GAAP basis†	$0.94 to $0.98	$4.06 to $4.12

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of July 25, 2022
(Unaudited)

	Three Months Ending October 1, 2022	Year Ending December 31, 2022
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$160 to $170	$716 to $732
Stock-based compensation expense	73	270
Amortization of acquired intangibles	16	65
Acquisition and integration-related costs	6	28
Non-qualified deferred compensation credits	—	(9)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	12
Income tax effect of non-GAAP adjustments	5	39
Net income on a non-GAAP basis†	$260 to $270	$1,121 to $1,137

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*	Includes, as applicable, equity in losses or income from investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.